Exhibit 99.1 Owens & Minor Names Ed Pesicka President and Chief Executive Officer February 19, 2019 Long-Tenured Thermo Fisher Scientific Executive Brings Proven Sales, Financial and Management Skills RICHMOND, Va.--(BUSINESS WIRE)--Feb. 19, 2019-- Owens & Minor Inc. (NYSE: OMI) today announced that its Board of Directors has named Edward A. Pesicka President and Chief Executive Officer, effective March 4, 2019. Pesicka, a formerly long-tenured executive at Thermo Fisher Scientific, joins the Company with over 25 years of business and operational experience focused on distribution, manufacturing and service for the healthcare, pharmaceutical, biotechnology and scientific research industries. He will also join the Company’s Board of Directors. This press release features multimedia. View the full release here: https://www.businesswire.com/news/home/20190219006065/en/ “The Board is extremely pleased to welcome Ed as the new CEO of Owens & Minor,” said Robert Sledd, Chairman and Interim President and Chief Executive Officer. “Ed is a seasoned senior executive with a deep understanding of distribution, manufacturing and service within our industry. He also has a proven ability to lead performance improvement. During his time at Thermo Fisher Scientific, Ed was responsible for leading a portfolio of businesses focused on distribution, manufacturing and services. He demonstrated his sales and financial acumen and developed a reputation for providing outstanding customer service and driving strong financial results. We are pleased that our process resulted in identifying the ideal CEO.” “After a thorough search and careful evaluation of candidates, the Board believes we have found the right leader with practical management and people development skills that align with our strategy,” said Anne Marie Whittemore, Lead Director and member of the Search Committee. “Furthermore, as a man of great integrity, Ed fits well with the Owens & Minor culture, making him an excellent fit Edward Pesicka was named President & Chief Executive Officer of Owens & Minor, effective March 4, for the role.” 2019. (Photo: Business Wire) “I’m honored to be appointed to lead Owens & Minor, a company with a rich 137-year history of serving the healthcare industry and providing customers with the solutions they need to deliver exceptional patient care,” said Pesicka. “I am committed to uncovering practical and innovative ways of improving the customer experience and driving value for shareholders. I look forward to working alongside our talented teammates and, together, furthering our mission of serving the healthcare industry across the continuum of care with integrity, dedication, innovation and passion.” After Pesicka’s appointment on March 4, Sledd will continue to serve as Chairman of the Board of Directors. Whittemore continued, “We thank Bob for his willingness to step into the Interim CEO role and look forward to continuing to benefit from his wealth of experience as the Chairman of our Board.” Ed Pesicka Biography Ed Pesicka most recently served as Chief Commercial Officer and Senior Vice President of Thermo Fisher Scientific, where he was responsible for developing and leading go-to-market strategies and managing the company’s commercial approach. During his 15-year tenure with Thermo Fisher, Pesicka ran up to an $8 billion portfolio of global distribution, manufacturing and service businesses. He also served as Chief Financial Officer for multiple divisions. Prior to joining Thermo Fisher, Pesicka spent almost eight years with TRW Inc., where he held escalating and diverse roles in corporate finance, as well as divisional Chief Financial Officer for the company’s Nelson Stud Welding Division. He began his career as an auditor at PricewaterhouseCoopers. Pesicka holds a Master’s of Business Administration degree in finance from the Weatherhead School of Management at Case Western Reserve University and a Bachelor’s degree in accounting and business administration from Muskingum College. About Owens & Minor Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With 17,000 dedicated teammates serving healthcare industry customers in 90 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point- of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The company now has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor. View source version on businesswire.com: https://www.businesswire.com/news/home/20190219006065/en/ Source: Owens & Minor Inc. Jenny Graves, 804-723-7754 VP Global Corporate Communications jenny.graves@owens-minor.com